EXHIBIT 32: Rule 13a-14(b) CERTIFICATION

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Ultradata Systems Incorporated.

A signed original of this written statement required by Section 906 has been provided to Ultradata Systems, Incorporated and will be retained by Ultradata Systems, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

August 14, 2006                        /s/  Huakang Zhou
                                       -------------------------------------
                                       Huakang Zhou
                                       (Chief executive officer and chief
                                        financial officer)